Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell (212) 297-9792 dfarwell@abm.com	Media:	Tony Mitchell (212) 297-9828 tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS,
DECLARES QUARTERLY DIVIDEND AND REAFFIRMS GUIDANCE
Revenues Increase 18% as Acquired Businesses Drive Sales Growth
Company Achieves First Ever $1 Billion Quarter

	Quarter Ended
(in millions,	January 31,		Increase
except per share data)	2011	2010	(Decrease)

Revenues	$1,029.2	$869.9	18.3%
Net cash provided by (used in) continuing operating activities	$0.3	$(12.2)	NM*

Net income	$8.4	$12.8	(34.3)%

Net income per diluted share	$0.16	$0.24	(33.7)%

Adjusted EBITDA	$35.7	$32.7	9.3%

Income from continuing operations	$8.4	$12.8	(34.5)%

Income from continuing operations per diluted share	$0.16	$0.24	(33.7)%

Adjusted income from continuing operations	$11.7	$14.0	(16.8)%

Adjusted income from continuing operations per diluted share	$0.22	$0.27	(18.5)%

*	Not Meaningful
(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted Income from Continuing Operations”, and “Adjusted Income from Continuing Operations per Diluted Share”. Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

NEW YORK, NY — March 7, 2011 — ABM Industries Incorporated (NYSE:ABM) today announced revenues for the first quarter of fiscal year 2011 of $1.03 billion compared to first quarter of fiscal year 2010 revenues of $869.9 million. Net income for the first quarter of fiscal year 2011 was $8.4 million, a 34.3% decrease from $12.8 million in the first quarter of fiscal year 2010. Net income per diluted share for the first quarter of fiscal year 2011 decreased 33.7% to $0.16 compared to net income per diluted share of $0.24 in the first quarter of fiscal year 2010. Net income for the first quarter of fiscal year 2011 was impacted by $2.5 million after-tax of transaction costs associated with The Linc Group acquisition in 2010, $2.3 million after-tax of labor expense from one additional work day and $0.5 million after-tax in higher state unemployment insurance tax compared to the year-ago quarter.
“The Company’s financial results met our expectations for the first quarter and were consistent with our guidance targets for the fiscal year,” said Henrik Slipsager, president and chief executive officer, ABM Industries Incorporated. “Revenues increased 18% year-over-year, reaching a quarterly record of $1.03 billion, and improved sequentially by 14%. The businesses we acquired during 2010 — Diversco, L&R Parking companies and The Linc Group — drove sales growth in the quarter. Sales generated by the newly-acquired businesses and a return to organic growth will continue to produce year-over-year revenue gains for the 2011 fiscal year. Despite the top line growth, net income in the first quarter also was impacted by increased year-over-year amortization and interest costs related to the Linc acquisition. However, our focus on improving margins and profitability produced 9% growth in adjusted EBITDA in the first quarter, including the impact of one additional working day.”
“All four Divisions produced revenue increases as the acquired companies generated more than $156 million in sales during the first quarter, ahead of plan, and we saw small overall improvement in organic growth as well. ABM Janitorial slightly increased organic revenues year-over-year for the first time in eight quarters. Janitorial’s profitability was impacted by one additional working day, higher state unemployment insurance expense and unanticipated costs associated with snow removal which impacted certain clients. Engineering revenues nearly doubled compared to the year-ago quarter on the strength of sales generated by The Linc Group, which contributed more than $93 million in revenues. Engineering’s operating profit increased year-over-year, driven by the Linc business, which was slightly accretive to earnings in the first quarter excluding transaction costs, ahead of our expectations. Parking increased revenues more than 35%, bolstered by new sales and contributions from the L&R companies, while profitability was essentially flat, partly resulting from snow and other weather-related costs. Security revenues were up modestly, including more than $3 million in sales from Diversco, while operating profit remained even with the year-ago quarter.”
Slipsager concluded: “We are encouraged by the pace of integration and sales contributions of the companies we acquired last year. The additional revenues will generate year-over-year sales growth and help drive profitability. We will leverage our recent investments in an expanded footprint, increased sales and additional talent to deliver on our financial plans and projections for the year.”
Income from continuing operations for the first quarter of fiscal year 2011 was $8.4 million ($0.16 per diluted share) compared to $12.8 million ($0.24 per diluted share) in the year-ago quarter. Excluding items impacting comparability, adjusted income from continuing operations was $11.7 million, or $0.22 per diluted share, for the first quarter of fiscal year 2011. This compares to adjusted income from continuing operations of $14.0 million, or $0.27 per diluted share, in the first quarter of fiscal year 2010, with the year-over difference primarily a result of the additional work day in the first quarter of fiscal year 2011.
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and excluding discontinued operations and items impacting comparability) for the first quarter of fiscal year 2011 was $35.7 million compared to $32.7 million in the first quarter of fiscal year 2010.

The Company also announced that the Board of Directors has declared a second quarter cash dividend of $0.14 per common share payable on May 2, 2011 to stockholders of record on April 7, 2011. This will be ABM’s 180th consecutive quarterly cash dividend.
Guidance

The Company reaffirmed its guidance and continues to estimate that income from continuing operations per diluted share for the full 2011 fiscal year will be in the range of $1.23 to $1.33 and adjusted income from continuing operations per diluted share, for the same period, of $1.43 to $1.53.
Earnings Webcast

On Tuesday, March 8, 2011, at 9:00 a.m. (EST), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik Slipsager and Executive Vice President and Chief Financial Officer James Lusk.
The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=93462
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (800) 642-1687 and then entering ID # 48477590.
Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated

ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is a leading provider of integrated facility services. With fiscal 2010 revenues of approximately $3.5 billion and nearly 100,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, government and retail clients across the United States and various international locations. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services. For more information, visit www.abm.com.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition of The Linc Group LLC (“Linc”), including risks relating to reductions in government spending on outsourced services as well as payment delays may adversely affect a significant portion of revenues generated by government contracts, and political and compliance risks in non-U.S. areas in which it operates may adversely affect our operations; (2) our acquisition strategy may adversely impact our results of operations; (3) intense competition can constrain our ability to gain business, as well as our profitability; (4) we are subject to volatility associated with high deductibles for certain insurable risks; (5) an increase in costs that we cannot pass on to clients could affect our profitability; (6) we provide our services pursuant to agreements which are cancelable by either party upon 30 to 90 days’ notice; (7) our success depends on our ability to preserve our long-term relationships with clients; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) we are subject to risks relating to foreign currency fluctuations and foreign exchange exposure; (13) our ability to operate and pay our debt obligations depends upon our access to cash; (14) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (15) that portion of our revenues which are generated from international operations are subject to political risks and changes in socio-economic conditions, laws and regulations, including labor, monetary and fiscal policies, which could negatively impact our ability to operate and grow our business in the international arena; (16) certain future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (17) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (18) any future increase in the level of debt or in interest rates can affect our results of operations; (19) an impairment charge could have a material adverse effect on our financial condition and results of operations; (20) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (21) since we are an attractive employer for recent émigrés to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly and adversely affect our labor force, operations, financial results and reputation; (22) labor disputes could lead to loss of revenues or expense variations; (23) federal health care reform legislation may adversely affect our business and results of operations; (24) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and (25) natural disasters or acts of terrorism could disrupt our services. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2010 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the first quarter of fiscal years 2011 and 2010. The Company also presents guidance for fiscal year 2011, as adjusted. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the first quarter of fiscal years 2011 and 2010. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
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Financial Schedules
ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)
ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Quarter Ended January 31,		Increase
(In thousands, except per share data)	2011	2010	(Decrease)

Revenues	$1,029,169	$869,884	18.3%
Expenses
Operating	927,760	782,101	18.6%
Selling, general and administrative	79,200	62,802	26.1%
Amortization of intangible assets	5,293	2,775	90.7%

Total expenses	1,012,253	847,678	19.4%

Operating profit	16,916	22,206	(23.8)%
Income from unconsolidated affiliates	787	—	NM*
Interest expense	(4,046)	(1,215)	233.0%

Income from continuing operations before income taxes	13,657	20,991	(34.9)%
Provision for income taxes	(5,252)	(8,155)	(35.6)%

Income from continuing operations	8,405	12,836	(34.5)%
Loss from discontinued operations, net of taxes	(15)	(61)	NM*

Net Income	$8,390	$12,775	(34.3)%

Net Income Per Common Share — Basic
Income from continuing operations	$0.16	$0.25	(36.4)%
Loss from discontinued operations	—	—	NM*

Net Income	$0.16	$0.25	(36.4)%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.16	$0.24	(33.7)%
Loss from discontinued operations	—	—	NM*

Net Income	$0.16	$0.24	(33.7)%

*	Not Meaningful

Average Common And Common Equivalent Shares
Basic	52,839	51,821
Diluted	53,893	52,548

Dividends Declared Per Common Share	$0.140	$0.135

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Quarter Ended January 31,
(In thousands)	2011	2010
Net cash provided by (used in) continuing operating activities	258	(12,220)
Net cash provided by discontinued operating activities	1,039	3,307

Net cash provided by (used in) operating activities	$1,297	$(8,913)

Net cash used in investing activities	$(297,987)	$(6,924)

Proceeds from exercises of stock options (including income tax benefit)	5,731	1,251
Dividends paid	(7,398)	(6,992)
Deferred financing costs paid	(4,991)	—
Borrowings from line of credit	430,500	131,000
Repayment of borrowings from line of credit	(141,000)	(131,500)
Changes in book cash overdrafts	5,767	9,102

Net cash provided by financing activities	$288,609	$2,861

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	January 31,	October 31,
(In thousands)	2011	2010

Assets
Cash and cash equivalents	$31,365	$39,446
Trade accounts receivable, net	574,532	450,513
Prepaid income taxes	1,516	1,498
Current assets of discontinued operations	3,705	4,260
Prepaid expenses	49,151	41,306
Notes receivable and other	26,525	20,402
Deferred income taxes, net	44,820	46,193
Insurance recoverables	5,138	5,138

Total current assets	736,752	608,756

Non-current assets of discontinued operations	830	1,392
Insurance deposits	36,177	36,164
Other investments and long-term receivables	3,845	4,445
Deferred income taxes, net	51,578	51,068
Insurance recoverables	70,960	70,960
Other assets	67,679	37,869
Investments in auction rate securities	20,910	20,171
Investments in unconsolidated affiliates	12,016	—
Property, plant and equipment, net	66,176	58,088
Other intangible assets, net	162,398	65,774
Goodwill	726,518	593,983

Total assets	$1,955,839	$1,548,670

Liabilities
Trade accounts payable	$134,447	$78,928
Accrued liabilities
Compensation	98,019	89,063
Taxes — other than income	27,320	17,663
Insurance claims	76,500	77,101
Other	82,960	70,119
Income taxes payable	1,334	977

Total current liabilities	420,580	333,851

Income taxes payable	30,653	29,455
Line of credit	430,000	140,500
Retirement plans and other	55,445	34,626
Insurance claims	270,272	271,213

Total liabilities	1,206,950	809,645

Stockholders’ Equity	748,889	739,025

Total liabilities and stockholders’ equity	$1,955,839	$1,548,670

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Quarter Ended January 31,		Increase
(In thousands)	2011	2010	(Decrease)
Revenues
Janitorial	$594,606	$576,058	3.2%
Engineering	192,648	97,372	97.8%
Parking	152,866	112,588	35.8%
Security	88,756	83,597	6.2%
Corporate	293	269	8.9%

	$1,029,169	$869,884	18.3%

Operating Profit
Janitorial	$29,864	$33,801	(11.6)%
Engineering	7,450	5,275	41.2%
Parking	4,734	5,026	(5.8)%
Security	1,301	1,346	(3.3)%
Corporate	(26,433)	(23,242)	(13.7)%

Operating profit	16,916	22,206	(23.8)%
Income from unconsolidated affiliates	787	—	NM*
Interest expense	(4,046)	(1,215)	233.0%

Income from continuing operations before income taxes	$13,657	$20,991	(34.9)%

*	Not Meaningful

ABM Industries Incorporated and Subsidiaries
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	Quarter Ended January 31,
	2011	2010

Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted Income from Continuing Operations	$11,682	$14,040
Items Impacting Comparability, net of taxes	(3,277)	(1,204)

Income from Continuing Operations	8,405	12,836

Loss from Discontinued Operations	(15)	(61)

Net Income	$8,390	$12,775

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$11,682	$14,040

Items Impacting Comparability:

Corporate Initiatives (a)	—	(864)
Acquistion Costs	(4,124)	(1,106)
Linc Purchase Accounting Adjustment	(280)	—
Litigation Contingency	(920)	—

Total Items Impacting Comparability	(5,324)	(1,970)
Income Taxes Benefit	2,047	766

Items Impacting Comparability, net of taxes	(3,277)	(1,204)

Income from Continuing Operations	$8,405	$12,836

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$35,701	$32,669

Items Impacting Comparability	(5,324)	(1,970)
Discontinued Operations	(15)	(61)
Income Tax	(5,252)	(8,155)
Interest Expense	(4,046)	(1,215)
Depreciation and Amortization	(12,674)	(8,493)

Net Income	$8,390	$12,775

(a)
Corporate initiatives includes: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, and (iv) the integration costs associated with OneSource.

(Continued)
Reconciliation of Adjusted Income from Continuing Operations per Diluted
Share to Income from Continuing Operations per Diluted Share

	Quarter Ended January 31,
	2011	2010

Adjusted Income from Continuing Operations per Diluted Share	$0.22	$0.27

Items Impacting Comparability, net of taxes	(0.06)	(0.03)

Income from Continuing Operations per Diluted Share	$0.16	$0.24

Diluted Shares	53,893	52,548

ABM Industries Incorporated and Subsidiaries
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2011

	Year Ending October 31, 2011
	Low Estimate	High Estimate
	(per diluted share)

Adjusted Income from Continuing Operations per Diluted Share	$1.43	$1.53

Adjustments to Income from Continuing Operations (a)	(0.20)	(0.20)

Income from Continuing Operations per Diluted Share	$1.23	$1.33

(a)
Adjustments to income from continuing operations are expected to include transaction and integration costs associated with the acquisition of The Linc Group (TLG) and other unique items impacting comparability.